DEFINITIVE PROXY STATEMENT


M.G. PRODUCTS, INC.
8154 Bracken Creek
San Antonio, Texas 78266-2143

May 12, 1997

To Our Shareholders:

      You are cordially invited to attend the Annual Meeting of Shareholders of M.G. Products, Inc. (the "Company") which will be held at 10:00 a.m. on June 19, 1997 at 8154 Bracken Creek, San Antonio, Texas 78266-2143. All holders of the Company's common stock outstanding on April 28 are entitled to vote at the Annual Meeting of Shareholders.

      Enclosed is a copy of the notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card. A current report on the business operations of the Company will be presented at the Meeting and shareholders will have an opportunity to ask questions.

      This is an important meeting and all shareholders are invited to attend in person. Those shareholders who are unable to attend are respectfully urged to execute and return the enclosed Proxy Card as promptly as possible. Shareholders who execute a Proxy Card may nevertheless attend the Meeting, revoke their proxy and vote their shares in person.

                              Sincerely,



                              Juan Pablo Cabrera,
                              Chief Executive Officer


                     M.G. PRODUCTS, INC.
                     8154 Bracken Creek
                     San Antonio, Texas 78266-2143
                     Telephone: (210) 651-5188



          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                 To be held on June 19, 1997

      NOTICE IS HEREBY GIVEN that the 1997 Annual meeting of Shareholders of M.G. Products, Inc. a California corporation (the "Company"), will be held at 10:00 A.M., local time, on Thursday, June 19, 1997 at 8154 Bracken Creek , San Antonio, Texas 78266-2143, for the following purposes:

      (1)  To elect directors;
      (2) To consider and act upon a proposal, heretofore adopted by the Board of Directors, to increase the authorized number of shares of Common Stock that the Company may issue by 35,000,000 shares
           (from 15,000,000 to 50,000,000 shares); and
      (3) To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

      The Board of Directors has fixed the close of business on April 28, 1997 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournments thereof.




                              By Order of the Board of Directors,




                              Juan Pablo Cabrera,
                              Chief Executive Officer


San Antonio, Texas
May 12, 1997


                     M.G. PRODUCTS, INC.
                     8154 Bracken Creek
                San Antonio, Texas 78266-2143
                       (210) 651-5188



                       PROXY STATEMENT
                             FOR
               ANNUAL MEETING OF SHAREHOLDERS

                  to be held June 19, 1997

      Proxies in the form enclosed with this statement are solicited by the Board of Directors of M.G. Products, Inc.
(hereinafter called the "Company") to be voted at the annual meeting (the "Meeting") of the shareholders of the Company to be held on June 19, 1997 at the place and for the purposes set forth in the Notice of Meeting to which this Proxy Statement is attached. The cost of preparing and mailing the Notice of Meeting, Proxy Statement and form of proxy will be paid by the Company.

      This Proxy Statement and the form of proxy were first mailed to the Company's shareholders on or about May 12, 1997.
In addition to mailing copies of this material to all shareholders, the Company has requested banks and brokers to forward copies of such material to persons for whom they hold stock of the Company and to request authority for execution of the proxies.
The Company will reimburse such banks and brokers for their out-of-pocket expenses incurred in connection therewith.
To the extent necessary in order to assure sufficient representation, officers and regular employees of the Company may, without being additionally compensated therefor, solicit the return of proxies by mail, telephone, telegram or personal interview. The Company has retained Corporate Investor Communications, Inc. to assist in distributing materials and soliciting proxies for the Meeting at a fee of $2500.
The fee quoted is all inclusive of all reasonable disbursements.

      Any shareholder giving the solicited proxy has the power to revoke it at any time before it is exercised at the Meeting by filing with the Secretary of the Company a notice in writing revoking it or by delivering a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be suspended if the person executing the proxy is present at the Meeting and elects to vote in person. A shareholder may also strike out the names of the proxy holders designated by the management of the Company, write in the name or names of any other person or persons whom a shareholder wishes to represent him at the Meeting and mail his proxy directly to such person or persons.

      Only shareholders of record of the Company's common stock at the close of business on April 28,1997 are entitled to vote at the Meeting. There were 14,206,154 shares of such stock outstanding on such date, each of which is entitled to one vote on each of the matters presented to the shareholders at the Meeting. However, California law permits cumulative voting in the election of directors under the circumstances described under "Election of Directors".

      The following proposals will be submitted to the shareholders:


             Proposal 1.  Election of Directors

      The Company's By-Laws provide for a variable number of directors, the minimum to be seven and the maximum to be eleven, subject to change from time to time within the aforesaid limits by the Board of Directors. Accordingly, at the Meeting seven directors are to be elected, each to hold office until the next annual meeting or until his successor shall be elected and qualified.

      Management desires the Company to be in a position to obtain one or more additional directors during 1997. Such additional directors will be chosen for the contribution they can make to the progress of the Company based on demonstrated ability and experience in various fields of business endeavor.
To facilitate obtaining such directors, Management seeks to create a Board of six directors, leaving one vacancy that may be filled by the Board of Directors during the year should a qualified individual become available. The Board may also amend the Bylaws to change the actual number of directors from seven to any greater number, up to eleven, which would make additional vacancies available that may be filled by the Board of Directors from time to time should additional qualified individuals become available to serve.

     The Board of Directors has therefore nominated only the six persons named below for election as directors. The persons named in the enclosed Proxy will vote to elect as directors such six persons, all of whom were elected as directors of the Company at the last Annual Meeting of Shareholders.

      If other persons are nominated at the meeting, the Proxies solicited by Management may not be voted for a greater number of persons than the number of nominees named in the Proxy Statement.

      Unless authority is withheld, the persons named in the enclosed proxy will vote such proxy for the election of such six nominees, reserving however full discretion to vote such proxy for other persons if any nominee will be unable or unwilling to serve. The Board of Directors has no reason to
believe that  any nominee will be unavailable.   Any  votes
cast may be distributed among the persons voted for in such proportion as the persons named in the enclosed proxy shall see fit. The nominees (up to the number to be elected) receiving the highest number of votes will be declared elected.

      Directors are elected by a plurality of the votes cast by the shareholders. Therefore, shares not voted, whether by abstaining or broker non-vote (in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) do not affect the election of directors.

      In accordance with the California General Company Law, no shareholder may cumulate his votes (that is, cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless such candidate's name has been placed in nomination prior to the voting and such shareholder gives notice at the Meeting, prior to the voting, of intention to cumulate his votes. If such notice is given, every shareholder may cumulate his votes and hence each share of stock entitled to vote for directors will represent seven votes, which may be distributed by the shareholders as desired among any one or more duly nominated candidates. In the event of cumulative voting, the Proxy solicited by the Board of Directors confers discretionary authority on the proxies to cumulate votes so as to elect the maximum number of nominees.

      On September 30, 1996 the Company and Exportadora Cabrera, S.A. de C.V.(hereinafter in this Proxy Statement referred to as "Exportadora"), its principal shareholder, executed a Purchase Agreement pursuant to which Exportadora exchanged $2,003,142 of the Company's indebtedness to Exportadora for 3,642,076 shares of the Company's common stock. After consummation of this transaction, Exportadora owned approximately 51% of the Company's outstanding common stock. Concurrent with the execution of the Purchase Agreement, the Company, Exportadora, Michael Farrah, then a director, his sister, Shannon Farrah, and the trusts of which they are the sole beneficiaries ("Participants") entered into a Shareholders' Agreement also dated September
30, 1996.   Major provisions of this agreement include
restrictions against the transfer of shares of the Company's stock by the Participants and that, for voting purposes, the shares of the Participants will be pooled and then equally divided between two groups (the Farrah Group and the Exportadora Group) so as to achieve equal voting power between the two groups despite the fact that one group owns a greater number of shares than the other. See "Principal Shareholders" herein, for the number of shares owned by the Participants and for a further description of the Shareholders' Agreement.

     At April 28, 1997 there was one vacancy on the Board of Directors. Information concerning the present Directors, who are also the nominees, as of April 28, 1997, is shown below.

                                                Shares of
                                                Common
Name                             Director       Stock         Percentage
                         Age     Since          Owned(1)
Juan Pablo Cabrera       33      Jan.1995(2)       30,770        *
Charles J. Chapman(4)    58      June 1993          4,500(6)     *
Alejandro Cabrera
     Robles(4)(5)        61      Jan. 1995      7,245,144(3)     51.0%
Martin Goodman(5)        58      June 1993        4,500(7)       *
Juan Carlos Rodriguez(4) 34      Jan. 1995              0        *
Alejandro Portilla
     Garceran(5)         44      Jan. 1995              0        *

All directors as a group (6 persons)            7,287,414        51.2%

*   Less than 1%

 (1) Includes shares subject to options that are presently exercisable or become exercisable within 60 days after April
       28, 1997.
 (2) Mr. Juan Pablo Cabrera was previously a director from June 1993 to December 19, 1994.
 (3)   Represents shares owned by Exportadora Cabrera S.A. de
       C.V., a Mexican corporation controlled by Mr. Alejandro
       Cabrera.
 (4)   Member of audit committee.
 (5)   Member of compensation committee.
 (6) Includes presently exercisable options to purchase 2500 shares of common stock
 (7) Includes presently exercisable options to purchase 2000 shares of common stock

      The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and accordingly, may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same residence as such individual, as well as other securities as to which the individual has or shares voting or investment power or which the individual has the right to acquire under outstanding stock options or warrants within 60 days after April 28, 1997, the record date for the meeting.

      While certain Directors and executive officers of the Company are also directors and executive officers of Exportadora or its subsidiaries other than the Company, all such persons disclaim beneficial ownership of the shares of Common Stock of the Company owned by Exportadora.

      On April 28, 1997 the persons named under "Principal Shareholders" owned 10,918,879 of the 14,206,154 shares of common stock outstanding on such date, being 76.86%. Such persons will vote their shares, in accordance with the terms of the Shareholders Agreement, for the election of the above-named nominees.



 INFORMATION CONCERNING THE NOMINEES AND EXECUTIVE OFFICERS

Nominees for Director.

Juan Pablo Cabrera

      Juan Pablo Cabrera was a Director of the Company  from
June 1993, through December 19, 1994 when he resigned.   Mr.
Cabrera was re-elected as a Director of the Company and was appointed as the Company President and Chief Operating
Officer, effective January 4, 1995. Effective October 1, 1995, Mr. Cabrera was appointed Chairman of the Board and Chief Executive Officer. Mr. Cabrera is also an officer of Rooster Products International, Inc., based in San Antonio, Texas the U.S. marketing and distribution subsidiary of Exportadora.

Alejandro Cabrera Robles

      Alejandro Cabrera Robles has served as a Director of the Company since January, 1995. Mr. Alejandro Cabrera is the chairman of Exportadora, a holding company based in Guadalajara, Mexico, for several manufacturing and distribution companies. Mr. Alejandro Cabrera has over 36 years of manufacturing, marketing and distribution experience in Mexico, and currently serves on the board of directors of several companies in Mexico.

Charles J. Chapman

      Charles J. Chapman has served as a Director of the Company since June, 1993. Mr. Chapman was Executive Vice President of Tambrands, Inc. from August 1989 to September 1994, and has over 31 years of experience in marketing retail consumer products. Mr. Chapman is currently the Chairman and Director of Powell Plant Farms and is also a director of Welch's Food Company.

Martin Goodman

      Martin Goodman is the retired Chairman of Columbia Manufacturing Corp., a Southern California based manufacturer of screen doors marketed primarily through major home center chains throughout the United States. Mr. Goodman has over 36 years of experience in manufacturing businesses, and is currently a private investor.

Alejandro Portilla Garceran

     Alejandro Portilla Garceran has served as a Director of the Company since January, 1995. Mr. Portilla is a Managing Director of Fomento de Capital, an investment banking firm based in Mexico City, Mexico. Previously Mr. Portilla spent seven years at Operadora de Bolsa (1984-1991), an investment banking firm in Mexico City, where his last position was Managing Director of Mergers and Acquisitions. Mr. Portilla serves as a director for eight companies in Mexico.

Juan Carlos Rodriguez

      Juan Carlos Rodriguez has served as a Director of the Company since January, 1995. Mr. Rodriguez has been a director of Exportadora since 1989. In that capacity, he oversees all its corporate finance activities and legal affairs.

Executive Officers and Other Significant Employees.

Eric Williams

      Mr. Williams (age 34) is a certified public accountant who held various positions with Arthur Andersen & Co. from 1985 to 1990. In 1993 Mr. Williams became employed by Rooster Products International, Inc., the United States marketing and distribution subsidiary of Exportadora. In 1995, the Company formed C&F Alliance LLC ("Alliance") with Rooster Products. Through Alliance, the Company and Rooster Products share management and certain sales and marketing and general administrative expenses. The Company and Rooster Products each own 50% of Alliance. Mr. Williams was elected the Chief Financial Officer of Alliance in 1995 and became the Company's Chief Financial Officer in January 1997.

Richard Crawford

      Richard Crawford (age 49) serves as the Sr. Vice President of Operations for both the Company and Rooster Products. Mr. Crawford is responsible for the U.S. based distribution function, as well as all administrative services. Mr. Crawford has twenty six years of manufacturing and operations experience.

Mike Barnes

      Mike Barnes (age 42) serves as the business unit manager for the Company. He is directly responsible for the sales and marketing efforts of the Company. Mr. Barnes has over 20 years experience in the lighting and ceiling fan industries.

Family Relationships

      Alejandro  Cabrera Robles is the father of Juan  Pablo
Cabrera.   Juan  Carlos  Rodriguez  is  the  son-in-law   of
Alejandro  Cabrera  Robles and the  brother-in-law  of  Juan
Pablo Cabrera.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and any persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission various reports as to ownership of such Common Stock. Such persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations to the Company that no other reports were required, all the aforesaid Section 16(a) filing requirements were met on a timely basis during 1996.

Board of Directors and Committee Meetings.

      During 1996, the Company's Board of Directors held eight meetings and took one action by Unanimous Written Consent. The Board of Directors has a Compensation Committee (consisting of Messrs. Alejandro Cabrera Robles, Alejandro Portilla and Martin Goodman) which makes recommendations concerning salaries and incentive compensation for employees and administers the Company's stock option plans, and an Audit Committee (consisting of Messrs. Charles Chapman, Juan Carlos Rodriguez and Alejandro Cabrera Robles). The duties and responsibilities of the Audit Committee include (a) recommending to the full Board the appointment of the Company's auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls, (d) having general responsibility for all related auditing matters, and
(e) reporting its recommendations and findings to the full Board of Directors. During the year ended December 31, 1996, the Compensation Committee met once and the Audit Committee met three times. The Board of Directors does not have a Nominating Committee. All Directors attended at least 75% of the aggregate number of meetings of the Board and of the Committees on which such Directors served.

     All Directors hold office until the next Annual Meeting of Shareholders of the Company and the election and qualification of their successors. Officers are elected annually by, and serve at the discretion of, the Board of Directors.

Director's Fees

      The Company does not pay director's fees; however, directors are eligible to participate in the Company's stock option plans. During 1996 no options were granted to directors. Directors are reimbursed for their reasonable out-of-pocket travel expenses.

  COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The  Compensation Committee of the Board of  Directors
(the "Committee") has furnished the following report on executive compensation:

  Compensation Philosophy

     Under the Committee's supervision, the Company seeks to structure executive compensation consistent with the
Company's overall business strategy, philosophy and objectives. As presently in effect, compensation is based on two fundamental concepts: (1) "compensation for performance" to reward executives for long-term strategic management and (2) "compensation for achieving year-to-year personal and corporate goals". The Company believes these two concepts are essential to attracting, motivating and retaining key executives and are critical to the long-term success of the Company. The first of these two concepts is achieved through direct, regular compensation to the Company's key executives. The second is achieved through a combination of executive bonuses coordinated with year-to-year personal and corporate goals and the Company's stock option plans.

  Compensation Program

      The Company's Executives are employed by the Alliance, described under "Executive Officers and Other Significant
Employees" and therefore none are directly compensated by M.G. Products, Inc.

      The Company's Chief Executive Officer has, through the end of the Company's 1996 fiscal and calendar year, been compensated based upon oral agreements, terminable at will. Effective October 1, 1995, Juan Pablo Cabrera was appointed by the Company's Board of Directors as the Company's Chairman of the Board and Chief Executive Officer. Mr. Cabrera voluntarily suspended his previously approved $200,000 annual direct compensation in similar fashion as the Company's former Chief Executive Officer due to the Company's poor performance and then current and anticipated cash shortfalls. Effective upon the Company achieving three consecutive months of operating profits, it is anticipated that Mr. Cabrera will receive direct compensation to be shared through the Company's cost sharing arrangement with Rooster Products. Mr. Cabrera's actual direct compensation will be determined at that time. Additional direct compensation in the form of bonus compensation may be granted to Mr. Cabrera for 1997. It is not anticipated that Mr. Cabrera will participate in the grant of any stock options. Mr. Cabrera will continue to serve in the above referenced capacities without written agreement and continued employment will be terminable at will through 1997.

      The  Company's former Chief Financial Officer, Ishmael
D. Garcia has, through the end of the Company's 1996 fiscal and calendar year, been compensated based upon oral agreements, terminable at will. He was hired April 10, 1995, and resigned as Chief Financial Officer on December 31, 1996. His total compensation in 1996 was less than $100,000. Bonuses of $6,250 were earned and paid to Mr. Garcia during 1996. Mr. Garcia also received 30,000 stock option grants under the Company's stock option plans during 1995, 7,500 of which vested in 1996. Mr. Garcia remains a vice-president of the Alliance. As of January 13, 1997, Eric Williams was elected the new Chief Financial Officer of the Company. Mr. Williams is compensated upon oral agreements, terminable at will.

      The other members of senior management, as shared through the Company's cost sharing arrangement with Rooster Products, are also eligible for incentive compensation. Individual awards are determined by Mr. Juan Pablo Cabrera. The decisions made by Mr. Cabrera are subjective, reflecting his assessment of the individual's performance and relative contribution to the Company's overall performance. Generally, these awards have ranged between 4% and 8% of the base compensation for eligible participants during 1996. The other members of senior management also received stock option awards in 1995 to align their interests with those of the shareholders.

The foregoing report has been approved by all members of the Committee.

                         Alejandro Cabrera Robles
                        Martin Goodman
                        Alejandro Portilla Garceran

      The following table sets forth, for each of the last three fiscal years, the annual and long-term compensation for the Chief Executive Officers of the Company in all capacities in which they served. No other Executive Officer of the Company had salary and bonus in excess of $100,000 during such period.

                 SUMMARY COMPENSATION TABLE

                                            Long- Term Compensation
             Annual Compensation           Awards            Payouts
                              Other                                    All
                              Annual  Restricted Securities            Other
                              Compen- Stock      Underlying   LTIP     Comp-
                Salary  Bonus sation  Award(s)   Options/SARs Payouts  sation
Name and   Year ($)     ($)   ($)     ($)        (#)          ($)
Principal
Position

CEO,
President
Juan Pablo
Cabrera     1996 0      0     0       0          0            0        0
Juan Pablo
Cabrera     1995 0      0     0       0          0            0        0
Patrick
Farrah      1994 100K   0     0       0          0            0        0


Options/SAR Grants in Last Fiscal Year

       There   were  no  options  granted  to  the  Officers
identified above during the fiscal year ended December 31, 1996.

Aggregated  Options/SAR Exercises in Last  Fiscal  Year  and
Fiscal Year-End Option/SAR Values

      There were no option or SAR exercises by the Officers identified above during the fiscal year ended December 31, 1996 and no options or SARs outstanding at December 31, 1996 to the Officers identified in the preceding table.

Long-Term Incentive Plan--Awards in the Last Fiscal Year

      There were no long-term incentive plan awards to the Officers identified in the preceding table during the fiscal year ended December 31, 1996.



         COMPARISON OF TOTAL RETURN TO SHAREHOLDERS

     The following chart compares the value of $100 invested
in  the  Company's common stock from June 22,  1993  through
December  31, 1996 with a similar investment in the Standard
&  Poors  500 Stock Index and with the Electrical  Equipment
sub-index.   The  Company's index is  calculated  using  the
closing  price on June 22, 1993; the Standard  &  Poors  500
Index is calculated using the price on June 22, 1993 and the sub-index is calculated using the closing price on June  23,
1993.   The cumulative return model assumes the reinvestment
of dividends.


                        Base Period
                                             December 31,
                        June 22, 1993    1993   1994    1995     1996

M G Products, Inc.      100.00           55.07  14.49   2.17     2.90
S&P 500 Index           100.0            106.03 107.40  147.80   181.74
Electrical Equipment    100.00           107.26 108.51  152.28   209.13


Certain relationships and Related Transactions

       During   1995,  Exportadora  advanced  approximately
$674,000  (loans  primarily based in  pesos  -  approximate
value  at  exchange dates) to the Company and  its  Mexican
subsidiaries,  which  the Company has  repaid  in  full  by
converting  to  shares  of  the  Company's  common   stock.
Interest expense incurred on these loans in 1996 was $77,188. The interest rate in 1996 for these loans ranged from 14% to 48%.

     During 1996 the Company provided warehousing, marketing and distribution services for S.A.F. Products ("SAF"), a manufacturer of lighting products owned and operated by Shannon A. Farrah, under a consignment agreement. Ms. Farrah is the sister of Michael Farrah, a former director of the Company, and is the beneficiary of both the Shannon A. Farrah Irrevocable Trust and the 1996 Shannon Ann Farrah
Trust, each a shareholder of the Company holding in excess of 5% of its issued and outstanding shares. This agreement was terminated in August of 1996, at which time a subsidiary of the Company purchased substantially all of the assets of SAF for $60,000. During 1996, the Company did not sell any raw material inventory to SAF, compared to $8,300 in 1995. During 1996 and 1995, the Company contracted with SAF to manufacture some of the Company's lighting fixtures at a cost of approximately $58,000 and $529,500, respectively. At December 31, 1996, the Company owed SAF $250,000 in connection with the contract manufacturing work, compared with $396,200 during 1995.

      In 1996, the Company directly received several short-term noninterest-bearing working capital advances from Rooster Products totaling $140,000, compared with $60,000 in 1995. No amounts were outstanding and payable as of December 31, 1996. In addition, the Company sold $909,000 ($1,074,000 in 1995) of its products to Rooster Products for resale to Rooster Products' customers. Rooster Products owes the Company $348,000 ($250,000 in 1995) as of December 31, 1996 pursuant to these sales of product.

      The Company also purchased goods and services from several subsidiaries of Exportadora totaling approximately $2,140,000 during 1996, compared to $416,000 in 1995. The balance owed to these subsidiaries at December 31, 1996 is approximately $548,000, compared with $177,000 in 1995.

      The Company believes that the prices and terms for goods and services paid to these related entities are competitive with unrelated suppliers.

     Under California law, contracts or transactions between a corporation and one or more of its directors or between a corporation and any other entity in which one or more directors are directors or have a financial interest, are not void or voidable because of such interest or because such director is present at a meeting of the Board which authorizes or approves the contract or transaction, provided that certain conditions such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure are met. Under California law either (a) the shareholders or the Board of Directors must approve any such contract or transaction in good faith after full disclosure of the material facts (and, in the case of Board approval other than for a common directorship, California law requires that the contract or transaction must also be "just and reasonable" to the corporation), or
(b) the contract or transaction must have been in the case of a common directorship "just and reasonable" as to the corporation at the time it was approved. California law explicitly places the burden of proof of the just and reasonable nature of the contract or transaction on the interested director. Under California law, if Board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). All of the above mentioned transactions were so approved.

                  PRINCIPAL SHAREHOLDERS

      The  following table sets forth as of April  28,  1997
information with respect to the beneficial ownership of  the
Company's  Common Stock by each person known by the  Company to beneficially own more than 5% of the outstanding shares.

                                                  Common Stock
                                                  Beneficially
Name and Address                                  Owned (1) (2)
of Beneficial Owner (2)                           Shares       Percent

Exportadora Cabrera S.A. de C.V.(3). . . . .   .  7,275,914    51.2%
Paraiso 1750 Col. Del Fresno
Guadalajara, Jalisco CP 44900 Mexico
Michael Farrah   .. . . . . . . . . . . . . . .  .  883,557     6.2%
Barry R. Shreiar, trustee
4590 MacArthur Boulevard, Suite 390
Newport Beach, California 92660
Shannon Ann Farrah Irrevocable Trust(4) . . . .     879,547     6.2%
c/o Edward Kliem, Trustee
21671 Branta Circle
Huntington Beach, California 92646
The 1996 Michael P. Farrah Trust . . . . . .  .     939,930     6.6%
Barry R. Shreiar, trustee
4590 MacArthur Boulevard, Suite 390
Newport Beach, California 92660
The 1996 Shannon Ann Farrah Trust . . .. . .  .     939,931     6.6%
Barry R. Shreiar, trustee
4590 MacArthur Boulevard, Suite 390
Newport Beach, California 92660

(1) Unless otherwise indicated in notes (3) and (4) and in the last paragraph under this heading, each person has sole voting and investment power with respect to all such shares.

(2) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and accordingly, may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same residence as such individual, as well as other securities as to which the individual has or shares voting or investment power or which the individual has the right to acquire under outstanding stock options or warrants within 60 days after April 28, 1997. Beneficial ownership may be disclaimed as to certain of the securities.

(3)  Includes 30,770 shares owned by Juan Pablo Cabrera, the
  Company's Chairman of the Board and Chief Executive Officer, as to which Exportadora Cabrera disclaims beneficial ownership.

(4) Includes 100,000 shares owned by Shannon Farrah, as to which the trustee disclaims beneficial ownership.

      On September 30, 1996, the Company and Exportadora executed a Purchase Agreement pursuant to which Exportadora exchanged $2,003,142 of the Company's indebtedness to Exportadora for 3,642,076 shares of the Company's common stock. This indebtedness included accounts payable to Exportadora and certain of its subsidiaries, and notes payable and accrued interest to Exportadora. After consummation of this transaction, Exportadora owned approximately 51% of the Company's outstanding common stock. Concurrent with the execution of the Purchase Agreement, the Company and each of the persons named in the preceding table (the "Participants") entered into a Shareholders' Agreement also dated September 30, 1996. Major provisions of this agreement include restrictions against the transfer of shares of the Company's stock by the Participants and that, for voting purposes, the shares of the Participants will be pooled and then equally divided between two groups (the Farrah Group and the Exportadora Group) so as to achieve equal voting power between the two groups despite the fact that one group owns a greater number of shares than the other. The Exportadora Group, which consists of Exportadora and Mr. Juan Pablo Cabrera, the Company's Chairman of the Board and Chief Executive Officer, owns 7,275,914 shares, being 51.2% of the 14,206,154 shares of common stock outstanding on April 28, 1997; the Farrah Group, consisting of the other shareholders named in the preceding table, owns 3,642,965 shares of common stock, being 25.64% of such shares.

          PROPOSAL 2:  AMENDMENT OF ARTICLES OF
           INCORPORATION TO INCREASE THE NUMBER OF
              AUTHORIZED SHARES OF COMMON STOCK

      On January 23, 1996, the Company's Board of Directors unanimously voted to recommend to the shareholders that the Company's Articles of Incorporation be amended to increase the number of authorized shares of common stock from 15,000,000 shares to 50,000,000 shares. At the Meeting, the shareholders will be asked to approve such amendment of the Articles of Incorporation.

      The presently authorized Capital Stock of the Company consists of 15,000,000 shares of common stock (the "Common Stock"). At April 28, 1997, of the 15,000,000 authorized shares of Common Stock, 14,206,154 were outstanding and 637,000 were reserved for issuance on exercise of options heretofore granted, or which may in the future be granted under the Company's Stock Option Plans.

     The 156,846 remaining authorized shares of Common Stock are not reserved for issuance for any specific purposes. The additional shares of Common Stock will have all the rights and privileges which the presently outstanding shares of Common Stock possess. No holder of Common Stock of the Company has any pre-emptive rights. Shareholders have no dissenters' rights of appraisal in connection with the vote of shareholders to be taken with respect to the proposed amendment to the Company's Articles of Incorporation.

      If Proposal 2 is approved, the presently authorized 156,846 shares of Common Stock that are not reserved for issuance for any specific purpose will be increased by 35,000,000 shares to 35,156,846 shares. The purpose of this increase is to provide additional shares of Common Stock which will be available for issuance, without further shareholder approval, at such time or times and for such proper corporate purposes as the Board of Directors may in the future deem advisable. Such shares may be issued if and when the financial needs of the Company require the obtaining of funds through the sale of Common Stock, or if it should be decided to make a distribution payable in Common Stock, or for use in connection with the possible acquisition of other businesses should the opportunity arise.

      With the exception of the 637,000 shares reserved  for
issuance,   the   Board  of  Directors  is   not   presently
considering the issuance of any additional shares for any purposes.

      Each holder of outstanding shares of Common Stock of the Company of record at the close of business on April 28, 1997 is entitled to one vote per share with respect to this proposed amendment. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting is required for the approval of the proposed amendment. Shares not voted, whether by abstaining or broker non-vote (in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) have the effect of votes against the proposal.

      The Participants shown under "Principal Shareholders" have informed the Company that they intend to vote their shares in favor of the amendment to the Articles of Incorporation.

      The Board of Directors unanimously recommend that  you
VOTE  FOR APPROVAL OF THE ABOVE-DISCUSSED AMENDMENT  TO  THE
ARTICLES OF INCORPORATION.

          1998 SHAREHOLDER PROPOSALS

      In order for shareholder proposals for the 1998 Annual Meeting to be eligible for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting, they must be received by the Company at its principal office prior to February 1, 1998.

                    INDEPENDENT AUDITORS

      The independent accounting firm of Ernst & Young LLP acted as the Company's auditors for the fiscal year ended December 31, 1996. The Board of Directors has selected Ernst & Young LLP to act as the Company's auditors for the 1997 fiscal year. It is anticipated that representatives of Ernst & Young will be presented at the Meeting to make a statement if they so desire and respond to appropriate questions presented at the Meeting.

                           GENERAL

      Management knows of no other business to be presented to the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote pursuant to the proxies in accordance with their judgment in such matters.

     A complete list of the shareholders entitled to vote at the Meeting will be available and open to the examination of any shareholder at the Meeting and also during the usual hours for business for ten business days prior to the Meeting, at the Company's principal office, 8154 Bracken Creek, San Antonio, Texas 78266-2143.

                 ANNUAL REPORT AND FORM 10-K

      Financial statements for the year ended December 31, 1996 are not made a part of this Proxy Statement for the reason that such statements are not deemed material for the exercise of prudent judgment on the matters to come before the Meeting. However, financial statements are included in the annual report for the year ended December 31, 1996, included with this Proxy Statement. The annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is made.

       SHAREHOLDERS AND INTERESTED INVESTORS MAY OBTAIN WITHOUT CHARGE COPIES OF THE COMPANY'S FORM 10-K FOR 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, BY WRITING TO MR. ERIC WILLIAMS, CHIEF FINANCIAL OFFICER, M.G. PRODUCTS, INC. 8154 BRACKEN CREEK, SAN ANTONIO, TEXAS 78266-2143. EXHIBITS TO FORM 10-K WILL ALSO BE FURNISHED UPON REQUEST FOR THE COST OF REPRODUCTION.

      It is important that all proxies be forwarded promptly in order that a quorum may be present at the Meeting.

      If you do not contemplate attending the Meeting in person, we respectfully request you to sign, date and return the accompanying proxy at your earliest convenience.


                         By order of the Board of Directors



                               Juan Pablo Cabrera
                               Chief Executive Officer
                               and Chairman of the Board